Exhibit 4.2

SERIES 2010-5, CLASS C-2017

INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC

CROWN CASTLE SOUTH LLC

CROWN COMMUNICATION INC.

CROWN CASTLE PT INC.

CROWN COMMUNICATION NEW YORK, INC.

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO

CROWN CASTLE TOWERS 05 LLC

CROWN CASTLE PR LLC

CROWN CASTLE MU LLC

CROWN CASTLE MUPA LLC

as Issuers

and

The Bank of New York Mellon,

as successor to

The Bank of New York

as successor to

JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of August 16, 2010

Authorizing the Issuance of

$300,000,000

Senior Secured Tower Revenue Notes, Series 2010-5, Class C-2017

TABLE OF CONTENTS

		Page

	ARTICLE I

	DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	3

	ARTICLE II

	SERIES 2010-5 NOTE DETAILS; FORM OF SERIES 2010-5 NOTES

Section 2.01	Series 2010-5 Note Details	5
Section 2.02	Delivery of Series 2010-5 Notes	5
Section 2.03	Forms of Series 2010-5 Notes	5

	ARTICLE III

	REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01	Representations of Issuer Entity	6
Section 3.02	Covenants of Issuer Entity	6
Section 3.03	Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants	6

	ARTICLE IV

	GENERAL PROVISIONS

Section 4.01	Date of Execution	6
Section 4.02	Governing Law	6
Section 4.03	Severability	7
Section 4.04	Counterparts	7

	ARTICLE V

	APPLICABILITY OF INDENTURE

Section 5.01	Applicability	7

-i-

SERIES 2010-5, CLASS C-2017

INDENTURE SUPPLEMENT

THIS SERIES 2010-5, Class C-2017 INDENTURE SUPPLEMENT (this “Series 2010-5 Indenture Supplement”), dated as of August 16, 2010, is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company, CROWN COMMUNICATION INC., a Delaware corporation, CROWN CASTLE PT INC., a Delaware corporation, CROWN COMMUNICATION NEW YORK, INC., a Delaware corporation, and CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, a Puerto Rico corporation (together with the Issuer Entity, the “Initial Issuers”), CROWN CASTLE TOWERS 05 LLC, a Delaware limited liability company, CROWN CASTLE PR LLC, a Puerto Rico limited liability company, CROWN CASTLE MU LLC, a Delaware limited liability company and CROWN CASTLE MUPA LLC, a Delaware limited liability company (collectively, the “Additional Issuers”, and, together with the Initial Issuers, the “Issuers”), and The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Initial Issuers entered into an Indenture, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Initial Issuers and the Indenture Trustee;

WHEREAS, the Initial Issuers entered into the Series 2005-1 Indenture Supplement, dated as of June 1, 2005 (the “Series 2005-1 Indenture Supplement”), between the Initial Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Initial Issuers issued the Series 2005-1 Notes (the “Series 2005-1 Notes”);

WHEREAS, the Initial Issuers entered into the indenture supplement, dated as of September 26, 2006, between the Initial Issuers and the Indenture Trustee, pursuant to which the Initial Issuers amended certain provisions of the Indenture;

WHEREAS, each Additional Issuer became an Issuer under the Indenture pursuant to the Series 2006-1 Indenture Supplement, dated as of November 29, 2006 (the “Series 2006-1 Indenture Supplement”), between the Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers issued the Series 2006-1 Notes (the “Series 2006-1 Notes”), and agreed to be bound by and perform all of the obligations of an Issuer under the Indenture and the other Transaction Documents and, upon the designation of the Additional Issuers as Asset Entities under the Indenture, the Tower Sites of the Additional Issuers were added to the Assets supporting the Notes in accordance with Section 2.12 of the Indenture;

WHEREAS, the Issuers entered into the Series 2010-1 Indenture Supplement, dated as of January 15, 2010 (the “Series 2010-1 Indenture Supplement”), between the Issuers and the Indenture Trustee, the Series 2010-2 Indenture Supplement, dated as of January 15, 2010 (the “Series 2010-2 Indenture Supplement”), between the Issuers and the Indenture Trustee and the Series 2010-3 Indenture Supplement, dated as of January 15, 2010 (the “Series 2010-3 Indenture Supplement” and, together with the Series 2010-1 Indenture Supplement and the Series 2010-2 Indenture Supplement, the “Prior Indenture Supplements”), between the Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers issued the Series 2010-1 Notes (the “Series 2010-1 Notes”), the Series 2010-2 Notes (the “Series 2010-2 Notes”) and the Series 2010-3 Notes (the “Series 2010-3 Notes”), respectively, and, pursuant to Article IV of each Prior Indenture Supplement, made certain amendments to the Indenture (the “Amendments”) which become effective from and after the date that no Series 2006-1 Notes are Outstanding;

WHEREAS, the Issuers desire to enter into this Series 2010-5 Indenture Supplement in order to issue Additional Notes pursuant to the terms of the Indenture and Section 2.12 thereof;

WHEREAS, the Issuers have duly authorized the issuance of $300,000,000 of Senior Secured Tower Revenue Notes, Series 2010-5, consisting of one class designated as Class C-2017 (the “Series 2010-5 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2010-5 Notes as Additional Notes under the Indenture;

WHEREAS, the Issuers have also duly authorized the issuance, concurrently herewith, of $250,000,000 of Senior Secured Tower Revenue Notes, Series 2010-4 under the Series 2010-4, Class C-2015 Indenture Supplement, dated as of the date hereof, between the Issuers and the Indenture Trustee, consisting of one class designated as Class C-2015 (the “Series 2010-4 Notes”) and $1,000,000,000 of Senior Secured Tower Revenue Notes, Series 2010-6 under the Series 2010-6, Class C-2020 Indenture Supplement, dated as of the date hereof, between the Issuers and the Indenture Trustee, consisting of one class designated as Class C-2020 (the “Series 2010-6 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2010-4 Notes and Series 2010-6 Notes as Additional Notes under the Indenture;

WHEREAS, the proceeds of the offering of the Series 2010-4 Notes, the Series 2010-5 Notes and the Series 2010-6 Notes are being used for the prepayment of all indebtedness under the Series 2006-1 Notes and, upon the prepayment of all indebtedness under the Series 2006-1 Notes, no Series 2006-1 Notes will be Outstanding and the Amendments to the Indenture will be effective;

WHEREAS, the Series 2010-5 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series 2010-5 Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series 2010-5 Indenture Supplement unless the context clearly requires otherwise:

“Allocated Note Amount” for (x) any Tower Site will be equal to the sum of (i) $10,000 for each Tower Site plus (ii) the product of (A) a percentage determined as of the Closing Date with respect to such Tower Site based on the positive Annualized Run Rate Net Cash Flow generated by such Tower Site as of April 30, 2010, divided by the total Annualized Run Rate Net Cash Flow generated by all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of April 30, 2010 and (B) the Outstanding principal balance of the Series 2010-1 Notes, the Series 2010-2 Notes, the Series 2010-3 Notes, the Series 2010-4 Notes, the Series 2010-5 Notes and the Series 2010-6 Notes as of the respective Closing Dates applicable thereto minus the aggregate amount allocated pursuant to clause (i) above and (y) for any Tower Site which is a replacement Tower Site in connection with a property substitution, the aggregate Allocated Note Amount of all Tower Sites replaced by such Tower Site. Schedule I sets forth the Allocated Note Amount for each Tower Site.

“Amendments” shall have the meaning ascribed to it in the Recitals hereto.

“Annualized Run Rate Net Cash Flow” shall mean, for any Tower Site as of any date of determination, the Annualized Run Rate Revenue for such Tower Site as of such date, less the sum as of such date, of (i) annualized current real estate and personal property taxes (including payments in lieu of taxes), any ground lease payments (including payments relating to the Cingular Sublease) with respect to such Tower Site, (ii) trailing twelve month expenses in respect of such Tower Site for insurance, maintenance (including maintenance capital expenditures), utilities, licenses and permits, and (iii) a management fee equal to 7.5% (or, if the Manager is not Crown International or any of its subsidiaries, a Management Fee equal to a percentage not exceeding 10%) of the Annualized Run Rate Revenue for such Tower Site.

“Annualized Run Rate Revenue” shall mean, as of any date of determination, for any Tower Site, the net annualized rent payable by Tenants for occupancy of a Tower Site as of such date (including site maintenance fees paid, license, easement, and similar fees and revenues pursuant to the Cingular Sublease and fees received as to Economic Benefit Sites, Carrier Swap Agreements and Managed Tower Sites).

“Anticipated Repayment Date” shall mean, with respect to the Series 2010-5 Notes, the Payment Date in August 2017.

“Closing Date” shall mean, with respect to the Series 2010-5 Notes, August 16, 2010.

“Initial Purchasers” shall mean Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., RBC Capital Markets Corporation, RBS Securities Inc. and TD Securities (USA) LLC.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to Class C-2017 of the Series 2010-5 Notes, is set forth in Section 2.01(a) hereof.

“Offering Memorandum” shall mean the Offering Memorandum dated July 29, 2010, relating to the issuance by the Issuers of the Series 2010-4 Notes, the Series 2010-5 Notes and the Series 2010-6 Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, the next succeeding Business Day, beginning September 2010 with respect to the Series 2010-5 Notes.

“Post ARD Note Spread” shall mean, for the Series 2010-5 Notes, 1.85%.

“Purchase Agreement” shall mean the Purchase Agreement dated July 29, 2010, among the Issuers, Crown International, the Guarantor and Morgan Stanley & Co. Incorporated, relating to the purchase by the Initial Purchasers of the Series 2010-4 Notes, the Series 2010-5 Notes and the Series 2010-6 Notes.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Series 2006-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-2 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-3 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-4 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-5 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-6 Notes” shall have the meaning ascribed to it in the Recitals hereto.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Series 2010-5 Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2010-5 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series 2010-5 Indenture Supplement shall govern.

ARTICLE II

SERIES 2010-5 NOTE DETAILS; FORM OF SERIES 2010-5 NOTES

Section 2.01 Series 2010-5 Note Details.

(a) The aggregate principal amount of the Series 2010-5 Notes which may be initially authenticated and delivered under this Series 2010-5 Indenture Supplement shall be issued in one class having the class designation, Initial Class Principal Balance, Note Rate and rating set forth below (except for Series 2010-5 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class C-2017	$300,000,000	4.174%	A2/A

(b) The aggregate Outstanding Class Principal Balance of Series 2010-5 Notes shall be due and payable in full on the Payment Date in August 2037 (such Payment Date, the “Rated Final Payment Date”).

(c) For purposes of determining Accrued Note Interest, the Series 2010-1 Notes, Series 2010-2 Notes, Series 2010-3 Notes, Series 2010-4 Notes, Series 2010-5 Notes and Series 2010-6 Notes shall be deemed to be Class C Notes.

(d) The Series 2010-5 Notes shall be deemed to be “Fixed Rate Notes” as defined in the Indenture.

Section 2.02 Delivery of Series 2010-5 Notes.

Upon the execution and delivery of this Series 2010-5 Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2010-5 Notes and deliver the Series 2010-5 Notes to the Depositary.

Section 2.03 Forms of Series 2010-5 Notes.

The Series 2010-5 Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01 Representations of Issuer Entity.

(a) The Issuer Entity represents and warrants to the Indenture Trustee that the statements set forth in Article VI of the Indenture will be true, correct, and complete in all material respects as of the date hereof, and in addition, represents and warrants as to Section 6.01 (a) or (b), as applicable, and (c) as to each of the Additional Issuers.

(b) The Issuer Entity represents and warrants as of the date hereof to the Indenture Trustee that no Default or Event of Default has occurred and is continuing.

(c) The Issuer Entity represents and warrants that it will use the proceeds from the Notes issued on the date hereof to prepay the indebtedness under the Series 2006-1 Notes.

Section 3.02 Covenants of Issuer Entity.

The Issuer Entity covenants and agrees that until payment in full of the Notes, all accrued and unpaid interest and all other Obligations, the Issuer Entity shall, and shall cause all Persons to, perform and comply with the covenants in Article VII of the Indenture applicable to such Person.

Section 3.03 Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants.

The Issuer Entity hereby represents, warrants and covenants as of the date hereof and until such time as all Obligations are paid in full, as to itself and the other Issuer Parties, that each of the representations and warranties in Section 8.01 of the Indenture are true and correct as of the date hereof and the Issuer Entity shall, and shall cause the other Issuer Parties to, perform and comply with the covenants of Section 8.01 of the Indenture applicable to such Issuer Party.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01 Date of Execution.

This Series 2010-5 Indenture Supplement for convenience and for the purpose of reference is dated as of August 16, 2010.

Section 4.02 Governing Law.

THIS SERIES 2010-5 INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT

JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

Section 4.03 Severability.

In case any provision in this Series 2010-5 Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.04 Counterparts.

This Series 2010-5 Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01 Applicability.

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series 2010-5 Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

Pursuant to the Series 2010-1 Indenture Supplement, the Series 2010-2 Indenture Supplement and the Series 2010-3 Indenture Supplement, the Amendments to the Indenture set forth therein that are effective from and after the date that no Series 2006-1 Notes are Outstanding will be effective upon the prepayment of all indebtedness under the Series 2006-1 Notes, which prepayment will occur on the Closing Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN COMMUNICATION INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE PT INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN COMMUNICATION NEW YORK, INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE TOWERS 05 LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE PR LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE MU LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE MUPA LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

THE BANK OF NEW YORK MELLON, as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Helen Lam
	Name:	Helen Lam
	Title:	Senior Associate